Exhibit 99.1
Contacts:

Media
Meg Langan
Vice President
(973) 290-6319
margaret.langan@themedco.com

Investor Relations
Krishna Gorti, M.D.
Vice President, Investor Relations
(973) 290-6122
Krishna.Gorti@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Reports Second Quarter 2017 Business and Financial Results
PARSIPPANY, N.J.—August 9, 2017 —The Medicines Company (NASDAQ: MDCO) today reported its financial results for the second quarter ended June 30, 2017, and provided an update on its clinical and operational activities.

Second-Quarter 2017 Highlights and Projected Milestones

Meropenem-Vaborbactam

•
The Company announced positive results from a planned, interim analysis of the TANGO-2 trial of its fixed-dose, investigational antibiotic combination, meropenem-vaborbactam, versus best available therapy. Randomization in the trial was stopped early, following a recommendation by the TANGO-2 independent Data and Safety Monitoring Board (DSMB) based on an analysis of 72 patients, including 43 patients with microbiologically evaluable carbapenem-resistant Enterobacteriaceae (CRE) infections of blood, lung, urinary tract and abdominal organs. The DSMB concluded that a risk-benefit analysis of available data no longer supported randomization of additional patients to the best available therapy comparator arm. In the interim analysis, when compared to best available therapy, meropenem-vaborbactam demonstrated higher clinical cure rates at test-of-cure and end-of-therapy among microbiologically evaluable CRE patients; higher clinical cure rates across all infection types; lower all-cause mortality, particularly in high-risk situations (e.g., HABP-VABP and bacteremia); and a superior safety profile, including fewer serious treatment emergent adverse events and lower rates of renal toxicity. The Company will continue to enroll patients into an amended, single-arm study protocol for treatment with meropenem-vaborbactam at selected study centers.

•
The Company announced that it selected, and both U.S. and European regulatory authorities accepted, VabomereTM as the U.S. and European trade name for meropenem-vaborbactam, assuming marketing applications are approved.

•
The PDUFA action date for meropenem-vaborbactam is August 29, 2017. The Company is currently completing pre-launch activities and, if Vabomere is approved by the U.S. Food and Drug Administration (FDA), will leverage its fully-integrated, dedicated sales and marketing infrastructure to launch Vabomere in the United States.

•
The European Medicines Agency (EMA) has validated the Company’s Marketing Authorization Application (MAA) for meropenem-vaborbactam, which confirms that the MAA submission is complete and initiates the Centralized Review process by the EMA’s Committee for Medicinal Products for Human Use. The MAA submission will be reviewed under the Centralized Procedure and, if authorized, will provide a marketing authorization for Vabomere which is valid in all European Economic Area member states.

Inclisiran (PCSK9 synthesis inhibitor)

•
The Company came to agreement with the FDA and received Scientific Advice from the EMA on plans for the Phase III clinical program for inclisiran, which is designed to support the submission of an initial New Drug Application (NDA) and a MAA for an LDL-C lowering indication. The Phase III program will comprise clinical trials in patients with atherosclerotic cardiovascular disease (ASCVD), ASCVD risk-equivalent and familial hypercholesterolemia (FH), and will collectively enroll a total of 3,400 subjects - 1,700 subjects randomized to inclisiran and 1,700 subjects randomized to placebo. The primary endpoint will be percentage change in LDL-C from baseline at Day-510 and the studies will have an 18-month observation period.

•
The Company announced that, although not part of the initial NDA, it will perform a cardiovascular outcomes trial in approximately 14,000 patients with ASCVD and/or risk equivalents, such as diabetes, to determine the effects of inclisiran on reducing cardiovascular outcomes. The Company also came to agreement with the FDA and received Scientific Advice from the EMA on the design of the outcomes trial. The primary efficacy endpoint of the trial will be a composite, including coronary heart disease, death, non-fatal myocardial infarction and fatal and non-fatal ischemic stroke. As has been demonstrated in previous, similar outcomes trials, these endpoints are modifiable by LDL-C lowering.

•
Significant preparation work for the inclisiran Phase III LDL-C lowering program and the cardiovascular outcomes trial has been completed. All Phase III LDL-C lowering trials are expected to commence before year-end. The Company expects to read out final data from the Phase III LDL-C lowering trials in the second half of 2019. The cardiovascular outcomes trial will commence concurrently with the Phase III LDL-C lowering program. The duration of the outcomes trial will be long enough to maximize the clinical effect size associated with LDL-C lowering and to minimize the number-needed-to-treat (NNT) result.

•
The Company will present new, one-year follow-up data on inclisiran from the ORION-1 study at the upcoming ESC Congress 2017, organized by the European Society of Cardiology, being held August 26 through August 30 in Barcelona, Spain.

MDCO-700

•
The Company recently completed studies to characterize the central nervous system effects of our investigational anesthetic agent, MDCO-700, in dogs. During those studies, we observed seizures in some animals, although the mechanism remains unclear. Seizures have not been observed in humans and these dog findings may be species-specific. Nevertheless, these findings do not support the target profile required to initiate Phase III development of MDCO-700. Therefore, the Company has discontinued development of, and ceased all further investment in, the product.

Second Quarter 2017 Financial Summary from Continuing Operations
Worldwide net revenue was $18.7 million in the second quarter of 2017 compared to $54.7 million in the second-quarter of 2016. Included in total net revenue for the second quarter of 2017 and 2016 were $10.7 million and $40.2 million, respectively,of total Angiomax revenue, including both royalty revenues derived from the gross profit on authorized generic sales of Angiomax® (bivalirudin) by Sandoz, Inc. and worldwide Angiomax®/Angiox® (bivalirudin) net product sales. Other products, including Minocin® (minocycline) for Injection and Orbactiv® (oritavancin), recorded aggregate sales of $8.0 million in the second quarter of 2017 compared to $6.3 million in the second quarter of 2016. The second quarter of 2016 also included $8.2 million of sales related to the divested non-core cardiovascular products.
On a GAAP basis, net loss from continuing operations in the second quarter of 2017 was $397.3 million, or $5.52 per share, compared to net income from continuing operations of $181.8 million, or $2.51 per share, in the second quarter of 2016. Included in the net loss from continuing operations for the second quarter of 2017 were net charges of approximately $277.0 million ($268.1 million non-cash) associated with the discontinuation and market withdrawal of Ionsys® (fentanyl iontophoretic transdermal system) in the U.S. market, and $27.3 million (non-cash) associated with the discontinuation of the clinical development program for MDCO-700, our investigational anesthetic agent. On a non-GAAP basis, adjusted net loss (1) from continuing operations in the second quarter of 2017 was $73.5 million, or $1.02(1) per share, compared to $48.2 million, or $0.69(1) per share, in the second quarter of 2016.
Second Quarter 2016 Financial Summary from Discontinued Operations
In the first quarter of 2016, the Company completed the divestiture of its hemostasis products for an upfront payment of $174.1 million, and potential milestone payments of up to an additional $235.0 million in the aggregate following the achievement of certain specified net sales milestones. Net income from discontinued operations in the second quarter of 2016 was $0.6 million, or $0.01 per share.
First Half 2017 Financial Summary from Continuing Operations
Worldwide net revenue was $43.0 million in the first half of 2017 compared to $105.0 million in the first half of 2016. Included in total net revenue for the first half of 2017 and 2016 were $28 million and $76 million, respectively, of total Angiomax revenue, including both royalty revenues derived from the gross profit on authorized generic sales of Angiomax (bivalirudin) by Sandoz, Inc. and worldwide Angiomax/Angiox (bivalirudin) net product sales. Other products, including Minocin (minocycline) for Injection and Orbactiv (oritavancin), recorded aggregate sales of $15.0 million in the first half of 2017 compared to $10.6 million in the first half of 2016. The first half of 2016 also included $18.4 million of sales related to the divested non-core cardiovascular products.
On a GAAP basis, net loss from continuing operations in the first half of 2017 was $499.9 million, or $6.99 per share, compared to net income from continuing operations of $91.5 million, or $1.27 per share, in the first half of 2016. Included in net loss from continuing operations for the first half of 2017 were net charges of approximately $277.0 million associated with the discontinuation and market withdrawal of Ionsys (fentanyl iontophoretic transdermal system) in the U.S. market, and $27.3 million associated with the discontinuation of the clinical development program for MDCO-700, our investigational anesthetic agent. On a non-GAAP basis, adjusted net loss (1) from continuing operations in the first half of 2017 was $148.2 million, or $2.07(1) per share, compared to $119.4 million, or $1.72(1) per share, in the first half of 2016.
First Half 2016 Financial Summary from Discontinued Operations
Net loss from discontinued operations in the first half of 2016 was $1.5 million, or $0.02 per share.

(1)
Adjusted net loss and adjusted loss per share from continuing operations are non-GAAP financial performance measures with no standardized definitions under U.S. GAAP. For further information and a detailed reconciliation, refer to the “Non-GAAP Financial Performance Measures” and “Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss per Share” sections of this press release.

At June 30, 2017, the Company had a total of $334.0 million in cash and cash equivalents and available for sale securities.

“We are pleased with our second quarter operating and financial results, which demonstrate our continued focus on progressing assets, reducing expenses and managing our cash position,” said Clive Meanwell, M.D., Ph.D., Chief Executive Officer of The Medicines Company. “During the quarter, we delivered important clinical and operational advances for Vabomere and inclisiran. We expect to announce shortly that we will host an investor/analyst day during which the Company’s senior management team will provide a detailed review of the Company’s product portfolio and strategy, including a detailed discussion of inclisiran, its development plan and related financial strategy, as well as an evaluation of the competitive landscape. Key outside experts who are members of the ORION Project coalition will join us for the inclisiran review.”
Second Quarter 2017 Conference Call and Webcast Information

The Company will host a conference call and webcast today, August 9, 2017, at 8:30 a.m., Eastern Daylight Time, to discuss its second quarter 2017 financial results and provide clinical, operational and strategic updates. The dial-in information to access the call is as follows:

U.S./Canada:    (877) 359-9508
International:    (224) 357-2393
Conference ID:    58233884

A taped replay of the conference call will be available from 11:30 a.m., Eastern Daylight Time, today until 11:30 a.m., Eastern Daylight Time, on August 16, 2017. The replay may be accessed as follows:

U.S./Canada:    (855) 859-2056
International:    (404) 537-3406
Conference ID:    58233884

The webcast can be accessed in the Investors section of The Medicines Company website. A replay of the webcast will also be available.
About The Medicines Company
The Medicines Company is a biopharmaceutical company driven by an overriding purpose - to save lives, alleviate suffering and contribute to the economics of healthcare. The Company’s mission is to create transformational solutions to address the most pressing healthcare needs facing patients, physicians and providers in three critical therapeutic areas: serious infectious disease care, cardiovascular care and surgery and perioperative care. The Company is headquartered in Parsippany, New Jersey, with global innovation centers in California and Switzerland.
Forward-Looking Statements
Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions, including the Company's preliminary financial results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether the Company's product candidates will advance in the clinical trials process on a timely basis or at all, or succeed in achieving their specified endpoints; whether the Company will make regulatory submissions for product candidates on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; whether the Company’s ongoing and planned commercial launches will be successful; the extent of the commercial success of our products; the Company's ability to penetrate foreign markets; whether physicians, patients and other key decision makers will accept clinical trial results; whether the Company can protect its intellectual property; whether the Company will be able to raise additional capital on favorable terms or at all when needed; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net loss and adjusted loss per share from continuing operations attributable to The Medicines Company. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted net loss from continuing operations excludes share-based compensation expense, amortization of acquired intangible assets, asset impairment charges, inventory adjustments, restructuring charges, charges associated with product discontinuance, milestone payments, changes in contingent purchase price, expenses incurred for certain transactions, non-cash interest expense, gain on sale of assets, loss on repurchase of debt and net loss tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss per Share for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts for the three- and six-month periods ended June 30, 2017 and 2016.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

THE MEDICINES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net product revenues	$13,355	$30,324	$27,200	$61,699
Royalty revenues	5,387	24,407	15,758	43,338
Total net revenues	18,742	54,731	42,958	105,037
Operating expenses:
Cost of product revenues	16,282	15,230	29,835	34,027
Asset impairment charges	329,097	—	329,097	—
Research and development	33,072	37,567	71,499	71,058
Selling, general and administrative	49,600	94,158	112,782	173,456
Total operating expenses	428,051	146,955	543,213	278,541
Loss from operations	(409,309)	(92,224)	(500,255)	(173,504)
Co-promotion and license income	757	1,341	1,514	2,316
Gain on sale of assets	—	288,301	—	288,301
Loss on extinguishment of debt	—	(5,380)	—	(5,380)
Interest expense	(12,590)	(10,363)	(25,012)	(20,109)
Other (loss) income	854	138	845	(124)
(Loss) income from continuing operations before income taxes	(420,288)	181,813	(522,908)	91,500
Benefit (provision) for income taxes	23,020	(11)	22,970	(57)
Net (loss) income from continuing operations	(397,268)	181,802	(499,938)	91,443
(Loss) income from discontinued operations, net of tax	—	619	—	(1,486)
Net (loss) income	(397,268)	182,421	(499,938)	89,957
Net loss attributable to non-controlling interest	—	21	—	37
Net (loss) income attributable to The Medicines Company	$(397,268)	$182,442	$(499,938)	$89,994

Amounts attributable to The Medicines Company:
Net (loss) income from continuing operations	$(397,268)	$181,823	$(499,938)	$91,480
(Loss) income from discontinued operations, net of tax	—	619	—	(1,486)
Net (loss) income attributable to The Medicines Company	$(397,268)	$182,442	$(499,938)	$89,994

Basic (loss) earnings per common share attributable to The Medicines Company:
(Loss) earnings from continuing operations	$(5.52)	$2.61	$(6.99)	$1.32
(Loss) earnings from discontinued operations	—	0.01	—	(0.02)
Basic (loss) earnings per share	$(5.52)	$2.62	$(6.99)	$1.30

Diluted (loss) earnings per common share attributable to The Medicines Company:
(Loss) earnings from continuing operations	$(5.52)	$2.51	$(6.99)	$1.27
(Loss) earnings from discontinued operations	—	0.01	—	(0.02)
Diluted (loss) earnings per share	$(5.52)	$2.52	$(6.99)	$1.25

Weighted average number of common shares outstanding:
Basic	71,918	69,711	71,498	69,464
Diluted	71,918	72,509	71,498	72,312

THE MEDICINES COMPANY
BALANCE SHEET ITEMS
UNAUDITED
(In thousands)

	June 30, 2017	December 31, 2016
Cash and cash equivalents	$202,422	$541,835
Available for sale securities	$131,545	$—
Total assets	$1,151,109	$1,705,211
Convertible senior notes (due 2022 and 2023)	$636,154	$677,333
The Medicines Company stockholders' equity	$142,953	$652,501

THE MEDICINES COMPANY
RECONCILIATIONS OF GAAP TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
UNAUDITED
(In thousands, except per share amounts)

		Three Months Ended June 30,		Six Months Ended June 30,
		2017	2016	2017	2016
Net loss from continuing operations attributable to The Medicines Company - GAAP		$(397,268)	$181,823	$(499,938)	$91,480
Before tax adjustments:
Cost of product revenues:
Share-based compensation expense	(1)	236	281	407	496
Amortization of acquired intangible assets	(2)	1,982	6,566	8,451	12,851
Inventory adjustments	(3)	(2,771)	(5,213)	(3,182)	(5,213)
Restructuring charges	(4)	—	275	(66)	275
Market withdrawal of Ionsys	(5)	8,458	—	8,458	—
Asset impairment charges
Market withdrawal of Ionsys	(5)	264,097	—	264,097	—
Discontinuance of MDCO 700	(6)	65,000	—	65,000	—
Research and development:
Share-based compensation expense	(1)	1,525	1,157	2,556	2,007
Restructuring charges	(4)	504	1,360	396	1,360
Milestone payments	(7)	—	10,000	—	11,000
Market withdrawal of Ionsys	(5)	1,032	—	1,032	—
Selling, general and administrative:
Share-based compensation expense	(1)	7,796	7,768	13,237	13,706
Restructuring charges	(4)	(53)	12,998	(104)	12,998
Changes in contingent purchase price	(8)	3,394	3,381	11,907	1,953
Market withdrawal of Ionsys	(5)	3,434	—	3,434	—
Discontinuance of MDCO 700	(6)	(14,701)		(14,701)
Expenses incurred for certain transactions	(9)	—	7,887	—	7,887
Other:
Non-cash interest expense	(10)	6,849	6,470	13,822	12,770
Gain on sale of assets	(11)	—	(288,301)	—	(288,301)
Loss on extinguishment of debt	(12)	—	5,380	—	5,380
Net loss tax adjustments	(13)	(22,988)	(10)	(22,989)	(1)
Net loss attributable to The Medicines Company - Adjusted		$(73,474)	$(48,178)	$(148,183)	$(119,352)

Net loss per share attributable to The Medicines Company - Adjusted
Basic		$(1.02)	$(0.69)	$(2.07)	$(1.72)
Diluted		$(1.02)	$(0.69)	$(2.07)	$(1.72)
Weighted average number of common shares outstanding:
Basic		71,918	69,711	71,498	69,464
Diluted		71,918	69,711	71,498	69,464

Explanation of Adjustments:

(1)
Excludes share-based compensation of $9,557 and $9,206 for the three months ended June 30, 2017 and 2016 and $16,200 and $16,209 for the six months ended June 30, 2017 and 2016 because these expenses are substantially dependent on changes in the market price of the Company's common stock.

(2)	Excludes amortization of intangible assets resulting from transactions with Targanta, Incline Therapeutics and Rempex.

(3)	Excludes all non-cash inventory adjustments. Prior year balances revised to reflect all non-cash inventory adjustments for the respective periods.
(4) Excludes restructuring charges for the workforce reorganization related to the sale of the non-core cardiovascular products.

(5)	Excludes charges associated with the voluntary discontinuation and withdrawal of Ionsys from the market in the United States and cessation of related commercial activities.

(6)	Excludes costs associated with the decision to discontinue the MDCO-700 program.

(7)	Excludes upfront and milestone payments for research and development collaboration arrangements and manufacturing scale up for MDCO-216.

(8)	Excludes changes in fair value of the contingent price related to the acquisitions of Targanta, Incline Therapeutics, Rempex and Annovation.

(9)	Excludes transaction costs related to the sale of the Non-Core ACC Products.

(10)	Excludes non-cash interest expense which is in excess of the actual interest expense paid on the Convertible Senior Notes.

(11)	Excludes gain on the sale of the Non-Core ACC Products.

(12)	Excludes loss on the repurchase of $220,000 of 2017 Notes.
(13) Net loss tax adjustments reflect the estimated tax effect of the costs associated with the decision to discontinue the MDCO-700 program.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that the Company believes provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.